EXHIBIT 5.1

PricewaterhouseCoopers LLP
Chartered Accountants
PO Box 82
Royal Trust Tower, Suite 3000
Toronto Dominion Centre
Toronto, Ontario
Canada M5K 1G8
Telephone +1 416 863 1133
Facsimile +1 416 365 8215
April 10, 2007
We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 of Fairfax Financial Holdings Limited (the “Company”) of our report dated March 9, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report for the year ended December 31, 2006 (included in the Current Report on Form 6-K furnished on March 9, 2007). We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.